Exhibit 99.1

Jessica Hansen, Director of IR

301 Commerce Street, Ste. 500, Fort Worth, Texas 76102

817-390-8200

November 1, 2012

D.R. HORTON, INC. ANNOUNCES INCREASE IN SENIOR UNSECURED REVOLVING BANK CREDIT FACILITY TO $600 MILLION

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, announced that it has received additional lending commitments from five banks to increase the capacity of its five-year senior unsecured revolving credit facility to $600 million. The facility has also been amended to include an uncommitted accordion feature which could increase the facility to $1 billion, subject to certain conditions and availability of additional bank commitments. The facility’s letter of credit sublimit is 50% of the revolving credit commitment, or $300 million.

The Royal Bank of Scotland plc remains the Sole Lead Arranger and Administrative Agent of the facility. The additional lenders joining the facility as Co-Arrangers are Citibank N.A.; Deutsche Bank Trust Company Americas; JPMorgan Chase Bank, N.A.; UBS AG, Stamford Branch and Wells Fargo Bank.

Donald R. Horton, Chairman of the Board, said, “We are very pleased to welcome these additional five banks as Co-Arrangers to our revolving credit facility. We appreciate their commitment to D.R. Horton and their support of our business as we prepare to take advantage of profitable growth opportunities across our homebuilding markets.”

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on homes closed in the twelve-month period ended June 30, 2012. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 75 markets in 26 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $600,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that the facility could increase to $1 billion, subject to certain conditions and availability of additional bank commitments.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: our substantial debt, the incurrence of future debt and our ability to comply with related debt covenants, restrictions and limitations; potential deterioration in homebuilding industry conditions and the current weak U.S. economy; the cyclical nature of the homebuilding industry and changes in general economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms and an increase in mortgage interest rates; the risks associated with our land and lot inventory; supply shortages and other risks for acquiring land, building materials and skilled labor; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; the uncertainties inherent in home warranty and construction defect claims matters; competitive conditions within our industry; our ability to effect any future growth strategies successfully; the impact of an inflationary or deflationary environment; our ability to realize the full amount of our deferred income tax asset; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

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